                                                                    EXHIBIT 99.1
(AMEDISYS LOGO)


FOR IMMEDIATE RELEASE

CONTACT:     AMEDISYS, INC.
             GREGORY H. BROWNE, CFO
             (225) 292-2031
             GBROWNE@AMEDISYS.COM

             INVESTORS: NOONAN RUSSO PRESENCE EURO RSCG
             JOHN CAPODANNO  (212) 845-4258
             news@nrp-euro.com

             BRIAN RITCHIE  (212) 845-4269
             news@nrp-euro.com


                    AMEDISYS REPORTS FOURTH QUARTER AND 2002
                                YEAR END RESULTS

                       COMPANY INCREASES GUIDANCE FOR 2003

                        AMEDISYS TO HOST CONFERENCE CALL
                              TODAY AT 10:00 AM EST

BATON ROUGE, Louisiana (March 13, 2003) - Amedisys, Inc. (NasdaqNM: "AMED" or "the Company"), one of America's leading home health nursing companies, today reported its financial results for the fourth quarter and the year ended December 31, 2002.

For the year ended December 31, 2002 the Company reported net income of $752,000, or $0.08 per diluted share, on record revenues of $129.4 million. In the previous year, Amedisys earned $5.4 million, or $0.68 per share, on revenues of $110.2 million. A net loss of $6.1 million, or $0.65 per diluted share, calculated on 9.5 million shares was recorded in the fourth quarter of 2002, compared with net income of $2.2 million, or $0.26 per diluted share, calculated on 8.2 million shares, in the quarter ended December 31, 2001.

The Company reported a pretax loss of $9.7 million for the quarter ended December 31, 2002, after recording a previously announced reserve related to the uncertainty of collecting $7.1 million from National Century Financial Enterprises ("NCFE"), together with legal costs of $250,000. These results compared with pretax income of $2.5 million in the prior-year quarter.

The Company reported an Operating Loss of $1.9 million for the quarter on revenues of $31.7 million. These results compared with Operating Income of $3.0 million on revenues of $31.1 million in the fourth quarter of 2001.

The Operating Loss for the fourth quarter of 2002 includes previously announced expenses for Medicare cost reserves ($1.0 million, and reflected as a reduction in


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Revenues), increase in reserve for doubtful accounts ($0.6 million) and restructuring charges ($1.6 million). The Company also reserved an additional $300,000 in the recently completed December quarter relating to the anticipated settlement of the OIG examination of one agency for the years 1994 through 1997, and $275,000 for workers compensation expense relating to the year ended December 31, 2000.

The above results also include the full impact in the fourth quarter of the Medicare reimbursement reduction effective October 1, 2002.

For ease of analysis, the Company has provided a schedule attached to this press release, which outlines the impact of the above described write-offs and charges on the Statement of Operations for both the fourth quarter, and fiscal year, ended December 31, 2002.

The weighted average number of diluted shares outstanding approximated 9.0 million in 2002 and 8.0 million in 2001.

"We are beginning to realize significant benefits from the restructuring which our Company has undertaken in response to the current reimbursement climate, including the anticipated elimination of the rural surcharge scheduled for April 1, 2003", noted William F. Borne, Chief Executive Officer of the Company. "Although net income was significantly impacted by the various items described above, particularly those related to the NCFE situation, Amedisys was able to reduce operating costs at all levels within the Company during the most recent quarter. A gross margin of 53.5 percent was achieved in the fourth quarter, despite being lowered by 1.4 percent due to the increase in cost report reserves accounted for as a reduction in revenues."

"Same store Medicare admissions increased by a healthy 11 percent in the fourth quarter, and indications for the current quarter suggest that same store Medicare admissions are likely to grow between 5 percent and 10 percent", continued Borne. "We believe this is due to our realigned and more effective sales-force."

"Our overall financial position looks solid, despite the impact on our balance sheet of the adjustments, with cash & cash equivalents of $4.9 million at the end of December. I am pleased that during 2002, the Company paid down over $16.4 million of net debt out of a combination of ongoing operating profitability, improved collections and the proceeds from a private placement completed in April, 2002."

"We enter 2003 confident that Amedisys is well-positioned for an earnings resurgence. Based on currently available information we are increasing our earnings guidance for 2003 to between $0.50 and $0.60 cents per share" concluded Borne.

THE COMPANY WILL PROVIDE FURTHER INFORMATION TODAY ON THESE RESULTS DURING A TELECONFERENCE CALL THAT IS SCHEDULED FOR 10:00 A.M. EST. TO ACCESS THIS CALL, PLEASE DIAL 1-888-896-0863 (DOMESTIC) OR 1-973-582-2703 (INTERNATIONAL).

A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE UNTIL MARCH 15, 2003, BY DIALING 1-877-519-4471 (DOMESTIC) OR 1-973-341-3080 (INTERNATIONAL). THE ACCESS CODE IS 3762151 FOR THE REPLAY.

Amedisys, Inc., a leading provider of home health nursing services, is headquartered in Baton Rouge, Louisiana. Its common stock trades on The Nasdaq Stock Market under the symbol "AMED".

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, changes in government reimbursement procedures, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

    Additional information on this Company can be found on the World Wide Web

                             http://www.amedisys.com

                         AMEDISYS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           (UNAUDITED, DOLLAR AMOUNTS IN 000'S, EXCEPT PER SHARE DATA)



                                                                        For the three months ended  For the twelve months ended
                                                                               December 31,              December 31,
                                                                           2002          2001           2002          2001
                                                                        ----------    ----------     ----------    ----------
Income:
   Service Revenue                                                      $   31,654    $   31,132     $  129,424    $  110,174
   Cost of Service Revenue                                                  14,723        14,069         58,244        49,046
                                                                        ----------    ----------     ----------    ----------
      Gross Margin                                                          16,931        17,063         71,180        61,128
                                                                        ----------    ----------     ----------    ----------

General and administrative expenses:
   Salaries and benefits                                                    10,154         8,543         38,650        30,495
   Other                                                                     7,017         5,550         24,410        23,170
   Restructuring Charge                                                      1,640            --          1,640            --
                                                                        ----------    ----------     ----------    ----------
      Total general and administrative expenses                             18,811        14,093         64,700        53,665
                                                                        ----------    ----------     ----------    ----------

           Operating Income (Loss)                                          (1,880)        2,970          6,480         7,463

Other income (expense):
   Interest income                                                              19            25             97           328
   Interest expense                                                           (420)         (569)        (1,874)       (2,785)
   Miscellaneous                                                            (7,386)          121         (7,236)          290
                                                                        ----------    ----------     ----------    ----------
     Total other expense, net                                               (7,787)         (423)        (9,013)       (2,167)
                                                                        ----------    ----------     ----------    ----------

Income before income taxes and discontinued                                 (9,667)        2,547         (2,533)        5,296
operations

     Income tax expense (benefit)                                           (3,538)          220         (3,285)          220

Income from discontinued operations                                         (6,129)        2,327            752         5,076

Discontinued operations:
  Gain (Loss) from discontinued operations, net of income taxes                 --            19             --          (566)


  Gain (Loss) on sale of discontinued operations, net of income taxes           --          (180)            --           876
                                                                        ----------    ----------     ----------    ----------

Net Income (Loss)                                                       $   (6,129)   $    2,166     $      752    $    5,386
                                                                        ==========    ==========     ==========    ==========

Diluted weighted average common shares outstanding                           9,492         8,179          9,007         7,980

Diluted income per common share:
  Income from continuing operations                                     $    (0.65)   $     0.28     $     0.08    $     0.64
  Loss from discontinued operations, net of income taxes                        --            --             --         (0.07)
  Gain on sale of discontinued operations, net of income
     Taxes                                                                      --         (0.02)            --          0.11
                                                                        ----------    ----------     ----------    ----------
   Net Income (Loss)                                                    $    (0.65)   $     0.26     $     0.08    $     0.68
                                                                        ==========    ==========     ==========    ==========

THIS RECONCILIATION IS FOR ANALYSIS PURPOSES ONLY.


                         AMEDISYS, INC. AND SUBSIDIARIES

       RECONCILIATION OF FOURTH QUARTER AND FISCAL 2002 FINANCIAL RESULTS
           (UNAUDITED, DOLLAR AMOUNTS IN 000'S, EXCEPT PER SHARE DATA)

                                                                                                             Fiscal 2002
                                                                    Q4 prior to                                prior to
                                                       Impact of     Impact of                  Impact of     Impact of
                                                      Specified      Specified      Fiscal      Specified     Specified
                                            Q4          Items          Items         2002          Items         Items      Notes
                                         ---------    ----------    -----------   ----------    ----------   -----------    ------
Income:
   Service Revenue                          31,654         1,001        32,655       129,424         1,001       130,425         1
   Cost of Service Revenue                  14,723                      14,723        58,244                      58,244
                                         ---------    ----------    ----------    ----------    ----------    ----------    ------
      Gross Margin                          16,931         1,001        17,932        71,180         1,001        72,181
                                         ---------    ----------    ----------    ----------    ----------    ----------    ------

General and administrative expenses:
   Salaries and benefits                    10,154          (275)        9,879        38,650          (275)       38,375         2
   Other                                     7,017          (900)        6,117        24,410          (900)       23,510       3,4
   Restructuring Charge                      1,640        (1,640)           --         1,640        (1,640)           --         5
                                         ---------    ----------    ----------    ----------    ----------    ----------    ------
      Total general and administrative
       Expenses                             18,811        (2,815)       15,996        64,700        (2,815)       61,885
                                         ---------    ----------    ----------    ----------    ----------    ----------    ------

           Operating Income (Loss)          (1,880)        3,816         1,936         6,480         3,816        10,296

Other income (expense):
   Interest income                              19                          19            97                          97
   Interest expense                           (420)                       (420)       (1,874)                     (1,874)
   Miscellaneous                            (7,386)        7,349           (37)       (7,236)        7,349           113         6
                                         ---------    ----------    ----------    ----------    ----------    ----------    ------
     Total other expense, net               (7,787)        7,349          (438)       (9,013)        7,349        (1,664)
                                         ---------    ----------    ----------    ----------    ----------    ----------    ------

Income before income taxes                  (9,667)       11,165         1,498        (2,533)       11,165         8,632

     Income tax expense (benefit)           (3,538)        4,131           593        (3,285)        4,131           846
                                         ---------    ----------    ----------    ----------    ----------    ----------

Net Income (Loss)                           (6,129)        7,034           905           752         7,034         7,786
                                         =========    ==========    ==========    ==========    ==========    ==========    ======

Diluted weighted average common
shares outstanding                           9,492         9,492         9,492         9,007         9,007         9,007


Diluted income per common share:
   Net income (Loss)                         (0.65)         0.75          0.10          0.08          0.78          0.86
                                         =========    ==========    ==========    ==========    ==========    ==========    ======


----------
Notes:

     1  Additional Cost Report Reserve for FY 1997

     2  Additional Workers Compensation Expense for FY 2000

     3  Increase to Bad Debt Reserve for managed care contracts

     4  Increase to Reserve for settlement of OIG Investigation

     5  Restructuring Charge (severance & lease abandonment)

     6  Writeoff of NCFE receivable

                         AMEDISYS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2002 AND 2001
                      (UNAUDITED, DOLLAR AMOUNTS IN 000'S)

                                                                               December 31, 2002    December 31, 2001
                                                                               -----------------    -----------------
CURRENT ASSETS:

Cash and Cash Equivalents                                                       $         4,861      $         3,515
Patient Accounts Receivable, Net of Allowance for Doubtful Accounts
   of $1,865 in December 2002 and $3,125 in December 2001                                13,467               23,682
Prepaid Expenses                                                                          1,600                  244
Deferred Income Taxes                                                                     1,803                   --
Inventory and Other Current Assets                                                          857                  822
                                                                                ---------------      ---------------
          Total Current Assets                                                           22,588               28,263

Property and Equipment, net                                                               8,257               10,290
Deferred Income Taxes                                                                     1,711                   --
Other Assets, net                                                                        25,768               22,301
                                                                                ---------------      ---------------

          Total Assets                                                          $        58,324      $        60,854
                                                                                ===============      ===============

CURRENT LIABILITIES:

Accounts Payable                                                                $         2,495      $         2,440
Accrued Expenses:
     Payroll and Payroll Taxes                                                            6,504                6,798
     Insurance                                                                            2,171                1,881
     Income Taxes                                                                           297                  930
     Legal Settlements                                                                    1,887                1,704
     Other                                                                                2,439                2,605
Notes Payable                                                                                --                9,305
Current Portion of Long-term Debt                                                         3,903                5,355
Current Portion of Obligations under Capital Leases                                       2,476                2,391
Current Portion of Medicare Liabilities                                                   8,948               13,214
                                                                                ---------------      ---------------
          Total Current Liabilities                                                      31,120               46,623

Long-term Debt                                                                            4,474                5,591
Obligations under Capital Leases                                                          1,042                3,208
Long-term Medicare Liabilities                                                            3,898                  958
Other Long-term Liabilities                                                                 827                1,099
                                                                                ---------------      ---------------
          Total Liabilities                                                              41,361               57,479

Minority Interest in Consolidated Subsidiaries                                               --                   66

STOCKHOLDER'S EQUITY:

Common Stock (9,163,809 Shares in December 2002 and
     7,178,152 Shares in December 2001)                                                       9                    7
Additional Paid-in Capital                                                               29,439               16,539
Treasury Stock (4,167 Shares of Common Stock in
     December 2002 and December 2001)                                                       (25)                 (25)
Retained Earnings (Deficit)                                                             (12,460)             (13,212)
                                                                                ---------------      ---------------
     Total Stockholder's Equity                                                          16,963                3,309
                                                                                ---------------      ---------------

          Total Liabilities and Stockholder's Equity                            $        58,324      $        60,854
                                                                                ===============      ===============